UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2012

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900 McLean, VA		22102
(Address of principal executive offices)		(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2012, Primus Telecommunications Group, Incorporated (“PTGi”) announced that PTGi and Primus Telecommunications International, Inc. (“PTI”), an indirect wholly owned subsidiary of PTGi, have entered into a definitive Equity Purchase Agreement, dated April 15, 2012 (the “Purchase Agreement”), with M2 Telecommunications Group Ltd. (“M2”), an Australian telecommunications company. Subject to the terms and conditions of the Purchase Agreement, PTI has agreed to sell to M2 100% of the outstanding equity of Primus Telecom Holdings Pty Ltd. (“Primus Australia”), a direct wholly owned subsidiary of PTI, for approximately $AUD 192.4 million (or approximately $US 200.0 million, assuming FX spot rate as of April 13, 2012 of $AUD/$US 1.0396. The purchase price is subject to a customary post-closing net working capital adjustment.

Primus Australia, together with its wholly owned subsidiaries, conducts PTGi’s Australian business. Specifically, Primus Australia and its wholly owned subsidiaries operate one of the largest fixed line carrier and Internet Service Provider operations in Australia and provide fiber based services, local and long distance voice, Internet, resale wireless, VoIP and data center services to both residential and business customers.

The transaction has been approved by the PTGi Board of Directors and the special committee of the Board of Directors previously established to explore and evaluate strategic alternatives to enhance shareholder value. The transaction does not require PTGi stockholder approval, but is subject to the satisfaction or waiver of customary closing conditions for a transaction of this nature. The transaction is not subject to any financing condition. The transaction is currently expected to close in the second quarter of 2012.

In connection with the closing of the transaction, $AUD 10 million (the “Retention Amount”) will be retained from the purchase price and placed in escrow for a period of twelve months following the closing date of the transaction for purposes of satisfying potential indemnification claims asserted by M2 for breaches of PTI’s warranties in the Purchase Agreement. Subject to limited exceptions, PTI’s liability to M2 for indemnification for breaches of PTI’s warranties is subject to a survival period of twelve months after the closing date and is limited to the Retention Amount. The Purchase Agreement contains customary warranties and covenants for a transaction of this nature. PTGi has also provided M2 with a guarantee of the performance of PTI’s obligations under the Purchase Agreement.

The foregoing summary description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. PTGi has attached the Purchase Agreement to provide information about the terms contained therein, and the Purchase Agreement is not intended to provide any factual information about any party thereto. Specifically, the Purchase Agreement contains a number of warranties which the parties have made to each other. The assertions made in those warranties are qualified by information in confidential disclosure schedules and other provided by PTGi and PTI to M2, which have not been provided as an exhibit to this Current Report on Form 8-K. Such warranties were used for the purpose of allocating risk, both known and unknown, among the parties to the Purchase Agreement rather than to make affirmative factual claims or statements. Accordingly, such warranties should not be relied upon as current characterizations of factual information, or as definitively stating actual facts, with respect to any parties to the Purchase Agreement.

PTGi’s special committee continues to explore and evaluate strategic alternatives, which may include (but may not be limited to) a sale, merger or other business combination involving PTGi, a recapitalization of PTGi, a joint venture arrangement, the sale or spinoff of other PTGi assets or one or more of its other business units, or the execution of PTGi’s business plans for its other business units. PTGi does not intend to provide updates or make any further comments regarding the evaluation of strategic alternatives, unless the Board of Directors has approved a specific transaction or otherwise deems disclosure appropriate. PTGi has not set a timetable for completion of its overall evaluation process or made a decision to pursue any other transactions, and there can be no assurance that any other transactions will be pursued or completed.

Item 8.01.	Other Events.

On April 16, 2012, PTGi issued a press release publicly announcing the transactions contemplated by the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Attached as Exhibit 99.2 and incorporated herein by reference is a Question and Answer document for use by PTGi in responding to inquiries regarding the transactions contemplated by the Purchase Agreement.

Forward-Looking Statements

In this report and in reports subsequently filed by PTGi with the Securities and Exchange Commission (“SEC”) on Forms 10-K and 10-Q and filed or furnished on Form 8-K, and in related comments by management of PTGi, our use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements in this report and subsequent reports which PTGi may file with the SEC on Form 10-K or Form 10-Q or file or furnish on Form 8-K, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and PTGi’s actual results may differ materially due to a variety of important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q, and 8-K. Such factors include, among others, PTGi’s ability to consummate the transactions contemplated by the Purchase Agreement within the timeframe and on the terms set forth in the Purchase Agreement and summarized in this report.

We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following is included as an exhibit to this report:

Exhibit No.	Description

10.1	Equity Purchase Agreement, dated April 15, 2012, by and among M2 Telecommunications Group Ltd, Primus Telecommunications International Inc. and Primus Telecommunications Group, Incorporated

99.1	Press Release, issued April 16, 2012

99.2	Q&A Relating to PTGi’s Sale of Australian Operations to M2 Telecommunications Group Ltd.

Primus Telecommunications Group, Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated

(Registrant)

Date: April 19, 2012	By:	/s/ Peter D. Aquino
	Name:	Peter D. Aquino
	Title:	Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Equity Purchase Agreement, dated April 15, 2012, by and among M2 Telecommunications Group Ltd, Primus Telecommunications International Inc. and Primus Telecommunications Group, Incorporated

99.1	Press Release, issued April 16, 2012

99.2	Q&A Relating to PTGi’s Sale of Australian Operations to M2 Telecommunications Group Ltd.